Exhibit 10.1
WARRANT AGREEMENT
THIS WARRANT AGREEMENT (the “Agreement”), dated as of June 30, 2008, is made and entered into by and between Syntroleum Corporation, a Delaware corporation (the “Company”), and Tyson Foods, Inc., a Delaware corporation (“Warrantholder”) (both the Company and the Warrantholder may be referred to collectively as the “Parties”).
The Parties are each 50% owners of Dynamic Fuels, LLC, a Delaware limited liability company (“DF”) which has been approved for $100,000,000 of funding under certain Go-Zone revenue bonds originated by the Louisiana Public Facilities Authority (the “Bonds”).
As a condition to DF obtaining funding under the Bonds, among other things, the Warrantholder is providing a letter of credit in the amount of $100,000,000 to guarantee DF’s obligations under the Bonds (the “Guarantee”).
The Parties agreement is that each of them has effective responsibility as between each other for one-half of the Guarantee, and the Parties agree, as between each other, that each of the Company and the Warrantholder is obligated for one-half of any and all amounts disbursed arising out of and pursuant to the Guarantee, up to $50,000,000 each. Warrantholder agrees to provide the Guarantee in its name, as the Company’s financial condition does not presently support its issuance of a letter of credit or other form of guarantee in the necessary amount. Warrantholder further agrees to maintain the Guarantee until the Bonds reach final maturity, or until DF is financially able to provide the Guarantee and elects to do so. As consideration to induce the Warrantholder to provide the Guarantee, Company and the Warrantholder have agreed that the Company will issue and deliver to the Warrantholder warrants (the “Warrants”) to purchase up to eight million shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) upon the terms and conditions of this Agreement, pursuant to the terms set forth herein.
The cost of issuing the Bonds, consisting of the items identified in Attachment 1, shall be borne by DF. Annual costs payable by DF in relation to the Bonds include (i) the interest payments on the Bonds; (ii) the annual Remarketing Agent fee; (iii) the annual fee payable to the Bondholders’ Trustee; and (iv) the letter of credit fees for supplying the Letter of Credit guaranty from Warrantholder for the Bonds. Any fees in addition to those mentioned above are subject to the approval of DF.
In consideration of the foregoing recitals, covenants, and agreements, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby further agree as follows:

Section 1. Transferability and Form of Warrants.
1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.
1.2 Limitations on Transfer.
(a) The Warrants and the Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered except upon the conditions specified in this Agreement. Warrantholder will cause any proposed purchaser, assignee, transferee or pledgee of the Warrants or the Shares, except for transferees in dispositions of Shares that are pursuant to an effective registration statement under the Securities Act of 1933 (the “Act”), or dispositions of Shares pursuant to Rule 144 or Rule 144A under the Act, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Warrants may be divided or combined, upon request to the Company by a Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term “Warrantholder” shall include any transferee or transferees of the Warrants or the Shares that are required to be bound by the terms hereof, and the term “Warrants” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement. Warrantholder by its receipt of a Warrant certificate, agrees to be bound by and comply with the terms of this Agreement. Warrantholder represents and agrees that the Warrant (and Shares if the Warrant is exercised) is purchased only for investment, for such Warrantholder’s own account, and without any present intention to sell, or with a view to distribution of, the Warrant or Shares.
(b) If Warrantholder desires to sell the Warrants, Warrantholder shall deliver a written notice thereof (“Right of First Offer Notice”) to the Company.
(c) Upon receipt of the Right of First Offer Notice, the Company shall have thirty (30) calendar days to provide Warrantholder with a binding, written offer (the “Offer”) to purchase the Warrants. Any Offer must include, at a minimum, a price, in cash, for the Warrants, a description of any material conditions applicable to the purchase thereof, and the time period within which the Company is prepared to close such purchase (which shall be as soon as reasonably practicable, but in no event later than sixty (60) calendar days after the date-of the Right of First Offer Notice). Upon receipt of an Offer from the Company, Warrantholder shall have the right, but not the obligation, to accept the same by delivering written notice to the Company, which notice shall constitute a contract between Warrantholder to sell, and the Company to purchase, the Warrants on the terms and conditions described therein.
(d) If Warrantholder elects not to accept any Offer, Warrantholder may sell the Warrants to a third party, provided that, the sale price for the Warrants must be in cash and may not be less than 105% of the price set forth in any Offer that was timely delivered to Warrantholder. The sale must be concluded within the later to occur of (i) one hundred eighty (180) calendar days from the date of such election and (ii) receipt of any third party consents or approvals required in connection with such sale. If Warrantholder elects not to accept an Offer for the Warrants and does not agree to sell the Warrants in accordance with the terms of this Agreement within thirty (30) calendar days of such election, then Warrantholder shall not sell the Warrants for a period of one (1) year following the expiration of such thirty (30) calendar day period. Following such one (1) year period, if Warrantholder desires to sell the Warrants, Warrantholder shall once again deliver a Right of First Offer Notice to the Company.

1.3 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chief Executive Officer, President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at the time of execution thereof the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.
The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange or substitution.
1.4 Legend on Warrants. Each Warrant certificate shall bear the following legends:
(a)
“THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”; and

(b)	any legend required by applicable state securities law.
Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except, in the case of the Shares, a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act or upon completion of a sale under Rule 144 or Rule 144A under the Act of the securities represented thereby) shall also bear the above legend or similar legend unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions. Warrantholder consents to the Company making a notation on its records and giving instructions to any registrar or transfer agent of the Warrants and the Common Stock in order to implement the restrictions on transfer established in this Agreement.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.
Section 3. Issuance of Warrants; Term of Warrants; Exercise of Warrants; Amount of Warrants.
(a) On the date of funding of the Bonds, the Company shall issue a Warrant certificate evidencing Warrants representing the right, subject to the provisions contained herein and therein, to purchase from the Company up to eight million Shares; provided that in the event the number of shares of Common Stock issuable pursuant to the exercise of a Warrant to be issued pursuant to this Section 3(a), (i) when aggregated with all other shares of Common Stock then owned beneficially by the Warrantholder, would result in the beneficial ownership by the Warrantholder (assuming such Warrants were exercisable) of a number of shares of Common Stock equal to or in excess of 20% of the outstanding shares of Common Stock on the date of issuance or (ii) when aggregated with all other shares of Common Stock issuable pursuant to the exercise of all Warrants previously issued pursuant to this Section 3(a) and all warrants previously issued pursuant to the Warrant Agreement dated as of June 22, 2007 between the Company and the Warrantholder (the “2007 Agreement”) would result in the issuance upon exercise of all such Warrants and warrants of a number of shares of Common Stock equal to or in excess of 20% of the outstanding shares of Common Stock as of the date of this Agreement, then the number of shares of Common Stock issuable pursuant to the exercise of such Warrant shall be reduced to the maximum number of shares of Common Stock that does not equal or exceed such amount. The Company represents to the Warrantholder that the Company has all corporate power and authority to issue the Warrants and the Shares (and the warrants and the shares contemplated by the 2007 Agreement) to the Warrantholder and has obtained all consents and approvals required in connection with the issuance of the Warrants and the Shares (and the warrants and the shares contemplated by the 2007 Agreement) to the Warrantholder; provided, that shareholder approval has not been obtained based upon the maximum share limitations set forth in the preceding sentence.
(b) Subject to the terms of this Agreement, including without limitation subsection (e) of this Section 3, Warrantholder shall have the right, at any time and from time to time on a day that is not a Saturday, Sunday or public holiday in Tulsa, Oklahoma, to exercise the Warrants and to purchase from the Company up to the number of duly authorized, fully paid and nonassessable Shares to which Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and signed, and upon payment to the Company of the Warrant Price, for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares for any Warrantholder (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrantholder).
(c) Payment by Warrantholder of the aggregate Warrant Price shall be made in cash or by immediately available funds, check or any combination thereof.

(d) Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered to or upon the written order of the exercising Warrantholder and in the name of the exercising Warrantholder a certificate or certificates for the number of full Shares so purchased upon the exercise of his Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and the exercising Warrantholder shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of a Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein, a new certificate evidencing the remaining portion of the Warrants held by such Warrantholder will be issued by the Company.
(e) The Parties acknowledge that the number of Warrants exercisable into Shares hereunder shall be based on a pro-rata delivery of the Warrants determined by the actual credit support supplied by Warrantholder. The following calculation method shall be used.
Definition:
X – is the maximum credit support offered by Warrantholder with the same general terms and conditions as the Bonds . X is equal to $50,000,000 (fifty million dollars).
Y – is the maximum number of warrants to be issued by Company concurrent with $50,000,000 (fifty million) in credit support to Company. Y is equal to 8,000,000 (eight million) warrants
Z – is the Warrant Ratio which is equal to Y divided by X which is 0.16 warrants per $1 of credit support supplier by Warrantholder.
P – is the percentage of the Bond allocated to Company based on Company’s ownership in the project financed by the Bonds. As of the date of this Agreement P = 50%
B – is the gross Bond amount issued
GCS – is the gross credit support required by Company from Warrantholder which is equal to P times B.
XWH – is the credit support for the Bonds supplied by Company and may be voluntary or mandatory. Company supplied credit support is mandatory if GCS is greater than X. Company must determine the level of voluntary credit support for the Bonds to be supplied by the Company no later than the date on which the DF Management Committee approves the resolution to issue the Bonds
XC – is the credit support supplied by the Warrantholder

WD – is the Warrants due Warrantholder
The calculation is described as follows and illustrated the following example calculations
WD = (B*P-XWH)*Z
Example Calculation
Example 1 — Bond Amount Less Than $100 million, voluntary credit support from Company

Row #	Symbol	Description	Value	Calculation
1	X	Maximum Warrantholder supplied credit support	$50,000,000	Constant
2	Y	Maximum Warrant Amount	8,000,000	Constant
3	Z	Warrant Ratio — Warrants/USD	0.1600	Row 2/Row 3
4	B	Actual Bond amount issued	$85,000,000	Value
5	P	Percentage of the Bond allocated to Company	50%	Value
6	GCS	Gross Company credit support required from Warrantholder (not to exceed $50 million)	$42,500,000	Row 4* Row 5
7	XWH	Company supplied voluntary credit support	$25,000,000	Value
8	XC	Credit support supplied by Warrantholder	$17,500,000	Row 6 – Row 7
9	WD	Warrants due Warrantholder	2,800,000	Row 8 * Row 3
Example 2 — Bond amount equals $100 million, no credit support from Company

Row #	Symbol	Description	Value	Calculation
1	X	Maximum Warrantholder supplied credit support	$50,000,000	Constant
2	Y	Maximum Warrant Amount	8,000,000	Constant
3	Z	Warrant Ratio — Warrants/USD	0.1600	Row 2/Row 3
4	B	Actual Bond amount issued	$100,000,000	Value
5	P	Percentage of the Bond allocated to Company	50%	Value
6	GCS	Gross Company credit support required from Warrantholder (not to exceed $50 million)	$50,000,000	Row 4* Row 5
7	XWH	Company supplied credit support	$0	Value
8	XC	Credit support supplied by Warrantholder	$50,000,000	Row 6 – Row 7
9	WD	Warrants due Warrantholder	8,000,000	Row 8 * Row 3
Example 3 — Bond amount greater than $100 million, mandatory credit support from Company

Row #	Symbol	Description	Value	Calculation
1	X	Maximum Warrantholder supplied credit support	$50,000,000	Constant
2	Y	Maximum Warrant Amount	8,000,000	Constant
3	Z	Warrant Ratio — Warrants/USD	0.1600	Row 2/Row 3
4	B	Actual Bond amount issued	$135,000,000	Value
5	P	Percentage of the Bond allocated to Company	50%	Value
6	GCS	Gross Company credit support required from Warrantholder (not to exceed $50 million)	$67,500,000	Row 4* Row 5
7	XWH	Company supplied mandatory credit support	$17,500,000	Value
8	XC	Credit support supplied by Warrantholder	$50,000,000	Row 6 – Row 7
9	WD	Warrants due Warrantholder	8,000,000	Row 8 * Row 3
Illustrative calculations only. Other combination exist.

(f) The Warrants shall not be issued upon the occurrence of any of the following events:
(1)	The Bonds are not issued;

(2)	The Guarantee is not required as a condition to the issuance of the Bonds.
(g) The Warrants will expire four (4) years from the date of issuance.
Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Shares.
Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of a Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant’s cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.
Section 6. Reservation of Shares; No Impairment.
(a) There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. On or before taking any action that would cause an adjustment pursuant to the terms of the Warrants resulting in an increase in the number of shares of Common Stock deliverable upon such conversion or exercise above the number thereof previously authorized, reserved and available therefor, the Company shall take all such action so required for compliance with this Section.
(b) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment.
Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the “Warrant Price”) is, subject to adjustment pursuant to Section 8 hereof, $0.01.

Section 8. Adjustment of Number of Shares. The number of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:
8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment as follows:
(a) If the Company after the date hereof shall (1) make or pay a dividend or make a distribution in shares of Common Stock on its Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of the Warrants immediately prior to such action shall be adjusted so that a Warrantholder upon exercise of the Warrants shall be entitled to receive the number of shares of Common Stock which it would have owned or would have been entitled to receive immediately following such action had the Warrants been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective on the day immediately after the record date, except as provided in subjection (g) below, in the case of a dividend or distribution and shall become effective on the day immediately after the effective date in the case of a subdivision or combination. Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as provided in this paragraph (a), the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.
(b) If the Company after the date hereof shall distribute any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Relevant Current Market Price Per Share (as defined below), the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of shares of Common Stock which the aggregate price of the total number of shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied would purchase at the Relevant Current Market Price Per Share and (ii) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of additional shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied. For purposes of this subsection (b), the “Relevant Current Market Price Per Share” means the then Current Market Value per share of the Common Stock (determined as provided in subsection (e) below) on the record date for the distribution to which this subsection (b) applies, minus, for any distribution to which subsection (c) applies and for which (x) the record date shall occur on or before the record date for the distribution to which this subsection (b) applies and (y) the “‘ex’ date” shall occur on or after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies, the fair market value (on the record date for the distribution to which this subsection (b) applies and as reasonably determined in good faith by the Board of Directors of the Company) of the assets of the Company or evidences of indebtedness, cash or securities distributed in respect of each share of Common Stock in such subsection (c) distribution. The adjustment shall, except as provided in subsection (g) below, become effective on the day immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies.

(c) If the Company or any subsidiary of the Company after the date hereof shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or securities (excluding any distributions referred to in subsections (a) or (b) and any dividend or distribution paid in cash out of earned surplus of the Company) then in each such case the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then Current Market Value per share of the Common Stock (determined as provided in subsection (e) below) on the record date mentioned below less the then fair market value (with respect to non-cash consideration, as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Value per share of the Common Stock. Such adjustment shall, except as provided in subsection (g) below, become effective on the day immediately after the record date for the determination of stockholders entitled to receive such distribution.
(d) If the Company after the date hereof shall consummate a tender offer for or otherwise repurchase or redeem Common Stock (other than a repurchase in connection with grants, vesting or exercises of awards under stock incentive plans), to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Value per share of Common Stock (determined as provided in subsection (e) below) on the trading day next succeeding the Expiration Time (as defined below), unless the Company tenders for the Warrants on terms which give effect to such excess consideration, the Warrant Price shall be reduced so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the last time tenders or repurchases or redemptions may be made pursuant to such tender or repurchase or redemption (the “Expiration Time”) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered, repurchased or redeemed shares) at the Expiration Time multiplied by the Current Market Value per share of Common Stock on the trading day next succeeding the Expiration Time, and of which the denominator shall be the sum of (A) the fair market value (with respect to non-cash consideration, as reasonably determined in good faith by the Board of Directors of the Company) of the aggregate consideration payable to shareholders based on the acceptance of all shares validly tendered, repurchased or redeemed and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Value per share of Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

(e) For the purpose of any computation under subsection (b), (c) or (d) above, the “Current Market Value” per share of Common Stock on any date shall be deemed to be the average of the Market Value of the Common Stock for the ten (10) trading days before, and ending not later than, the earlier of the date in question and the date before the “‘ex’ date”, with respect to the issuance or distribution requiring such computation. For purposes of subsection (b) and this subsection (e), the term “‘ex’ date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the Nasdaq (or, if not listed or admitted to trading thereon, then on the principal national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading and if not listed or admitted to trading on any national securities exchange or automated quotation system, as determined in good faith by the Company’s Board of Directors) without the right to receive such issuance or distribution. “Market Value” on any trading day shall mean (i) in the case of a security traded on the over-the-counter market and not on Nasdaq nor on any national securities exchange, the per share last sale price of the Common Stock on such trading day as reported by Nasdaq or an equivalent generally accepted reporting service; (ii) in the case of a security traded on Nasdaq or on a national securities exchange, the per share last sale price of the Common Stock on such trading day on Nasdaq or on the principal stock exchange on which it is listed, as the case may be or (iii) if neither clause (i) or (ii) above is applicable, then the fair value thereof as determined in good faith by the Company’s Board of Directors. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the “pink sheets” published by National Quotation Bureau, Incorporated. The last sale price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on Nasdaq or on the national securities exchange on which the Common Stock is then listed.
(f) In addition to the foregoing adjustments in subsections (a), (b), (c) and (d) above, the Company will be permitted to make such reductions in the Warrant Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.
(g) In any case in which this Section 8 shall require that an adjustment be made effective on the day immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Warrant exercised after such record date and on and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 9 hereof or issuing to Warrantholder the number of shares of Common Stock (or other assets or securities) issuable upon such exercise in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Warrant Price prior to such adjustment, and (ii) not later than five (5) business days after such adjustment shall have become effective, pay to Warrantholder the appropriate cash payment pursuant to Section 9 hereof and issue to Warrantholder the additional shares of Common Stock (or other asset or securities) issuable on such exercise.

(h) Upon the expiration of any rights, warrants or options referred to in subsection (b) or (c) above, to the extent the Warrants shall not have been exercised, the Warrant Price shall be adjusted to such amount as would have been received by a Warrantholder had the adjustment in such Warrant Price made upon the distribution of such rights, warrants or options been made upon the basis of the distribution of only such number of rights, warrants or options as were actually exercised.
(i) No adjustment in the number of Shares purchasable pursuant to the Warrants or in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the number of Shares then purchasable upon exercise of the Warrants or in the Warrant Price; provided, however, that any adjustments which by reason of this subsection 8.1(i) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
(j) Whenever the number of Shares purchasable upon the exercise of the Warrants or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.
(k) Except as provided in this Section 8 or in Section 11, during the term of the Warrants or upon the exercise of the Warrants, no adjustment shall be made (i) in respect of any dividends or distributions or (ii) in respect of the consummation of any business combination or other extraordinary transaction.
8.2 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.
8.3 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.
8.4 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants or in the Warrant Price, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities and Warrant Price as are stated in the Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 9. Fractional Interests; Fair Value. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Market Value of the Common Stock on the day of such exercise multiplied by such fraction.
Section 10. No Right as Stockholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon any Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, call meetings, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter or imposing any fiduciary or other duty on the Company, its officers or directors, in favor of any Warrantholder, all of which rights and duties owed to stockholders are disclaimed and waived by Warrantholder. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:
(a) any action which would require an adjustment pursuant to Section 8.1; or
(b) a dissolution, liquidation or winding up of the Company or a consolidation, merger or similar business combination or sale of its property, assets and business as an entirety or substantially as an entirety shall be proposed;
then the Company shall give notice in writing of such event to Warrantholder, as provided in Section 10 hereof, promptly prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.
Section 11. Continuation of Purchase Rights in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding shares of Common Stock), (b) any consolidation or merger of the Company with or into any other person, or the merger of any other person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to Warrantholder an agreement providing that Warrantholder shall have the right to exercise the Warrants only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company (i) is not a person party to such transaction and (ii) failed to exercise its rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 11 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of Warrantholder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notice of the execution of each such agreement shall be mailed to Warrantholder by first class mail, postage prepaid.
Section 12. Securities Laws; Restrictions on Transfer of Shares; Registration Rights.
(a) Warrantholder agrees that the Warrant and the related Shares (each of the Warrant and the Shares being referred to herein as a “Security” and together, “Securities”) are being acquired for investment and that Warrantholder will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Act. In order to exercise this Warrant, a Warrantholder must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in this Agreement, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Shares (unless registered under the Act) shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

(b) In addition, Warrantholder specifically represents to the Company both at the time of initial purchase of the Warrant and at those future times as specified herein:
(1) The Warrantholder has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests. The Warrantholder is an “Accredited Investor” as that term is defined in Rule 501(a) promulgated under the Act. The Warrantholder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The Warrantholder is acquiring the Securities for its own account for investment purposes only not as a nominee or agent and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act. The Warrantholder acknowledges the Company’s obligation to file a registration statement with respect to the Shares as set forth in the Registration Rights Agreement dated as of the date hereof by and between the Company and the Warrantholder (the “Registration Rights Agreement”), the effectiveness of which registration statement may be required for the resale of the Shares. The Warrantholder has not offered or sold any portion of the Securities to be acquired by such Warrantholder and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Warrantholder has no current intention to resell the Shares under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. The Warrantholder understands that investment in the Securities is subject to a high degree of risk. The Warrantholder can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Securities. The Warrantholder also represents it has not been organized for the purpose of acquiring the Securities.
(2) The Warrantholder understands that the Securities have not been and except as provided in the Registration Rights Agreement will not be registered under the Act or any applicable State securities law in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Warrantholder’s investment intent and the accuracy of the Warrantholder’s representations as expressed herein and the Warrantholder will furnish the Company with such additional information as is reasonably requested by the Company in connection with such exemption.

(3) The Warrantholder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Warrantholder understands that the Company is under no obligation to and does not expect to register the Securities except as provided for in the Registration Rights Agreement.
(4) The Warrantholder is aware of the provisions of Rule 144 and Rule 144A, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an Affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than six (6) months after the party has purchased and paid for the Securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934 (the “Exchange Act”)) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.
(5) The Warrantholder further understands that at the time it wishes to sell the Securities, it is possible that there will be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Warrantholder may be precluded from selling the Securities under Rule 144 even if the six month minimum holding period had been satisfied.
(6) The Warrantholder further understands that in the event all of the requirements of Rule 144 or Rule 144A are not satisfied, registration under the Act or compliance with registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such actions do so at their own risk.
(7) The Warrantholder has had a reasonable opportunity to ask questions relating to and otherwise discuss the Company’s business, management and financial affairs with the Company’s management, customers and other parties, and the Warrantholder has received satisfactory responses to the Warrantholder’s inquiries. The Warrantholder has relied solely on its own independent investigation before deciding to enter into the purchase of the Warrants contemplated hereby. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not, and has not been within the ninety (90) days prior to the closing date of the purchase of the Securities, a broker or dealer of securities. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not an employee, officer or director of the Company nor prior to the date hereof is the Warrantholder the beneficial owner of 5% or more of the Common Stock of the Company.

(c) With respect to any offer, sale or other disposition of any Securities that is not registered under the Act, Warrantholder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Warrantholder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Act, certificates for the Securities in question to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Such opinion must be satisfactory to the Company in its reasonable judgment and shall state that it may be relied upon by counsel to the Company, and any stock exchange or transfer agent. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company shall notify such Warrantholder that such Warrantholder may sell or otherwise dispose of such Securities all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of counsel for the Warrantholder is not satisfactory to the Company, the Company shall so notify such Warrantholder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Each certificate representing the Securities thus transferred (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144 or Rule 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(d) Prior to any transfer of the Securities (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144 or Rule 144A), the proposed transferee shall agree in writing with the Company to be bound by the terms of this Agreement (whether or not the Warrant has been exercised or otherwise outstanding) as if an original signatory hereto and the proposed transferee must be able to and must make representations as set forth in this Section 12.
(e) As used in this Section 12, “Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition “control,” when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

Section 13. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:
(a) If to the Warrantholder or holders of Shares addressed to them at 2210 West Oaklawn Drive, Springdale, Arkansas 72764, Attention: General Counsel; or such other address as provided to Company in writing.
(b) If to the Company addressed to it at 5416 South Yale, Suite 400, Tulsa, Oklahoma 74135, Attention: President.
Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.
Section 14. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 15. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.
Section 16. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.
Section 17. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
Section 18. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Warrantholder having the right to acquire by virtue of holding the Warrants at least 50% of the Shares which are then issuable upon exercise of the then outstanding Warrants.
[Remainder of page intentionally left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

SYNTROLEUM CORPORATION
By:	/s/ Edward G. Roth
	Name:	Edward G. Roth
	Title:	President and CEO

WARRANTHOLDER: TYSON FOODS, INC.
By:	/s/ Dennis Leatherby
	Name:	Dennis Leatherby
	Title:	Executive Vice President and CFO

Exhibit A
“THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”
Warrant Certificate No.
WARRANTS TO PURCHASE
                     MILLION SHARES OF COMMON STOCK
SYNTROLEUM CORPORATION
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
This certifies that, for value received, Tyson Foods, Inc., the registered holder hereof (the “Warrantholder”), is entitled to purchase from SYNTROLEUM CORPORATION (the “Company”) at a purchase price of $0.01 per share (the “Warrant Price”) the number of shares of Common Stock of the Company set forth above (the “Shares”). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement (as hereinafter defined).
The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in cash or immediately available funds.

The Warrants evidenced hereby are issued under and in accordance with a Warrant Agreement, dated as of                     , 2008 (the “Warrant Agreement”), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise thereof, to all of which the Warrantholder by acceptance hereof consents.
Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as are evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.
This Warrant Certificate does not entitle the Warrantholder to any of the rights of a stockholder of the Company.

SYNTROLEUM CORPORATION
By:
Name:
Title:
Dated:                                         ,
ATTEST:

Secretary

SYNTROLEUM CORPORATION
PURCHASE FORM
SYNTROLEUM CORPORATION
5416 South Yale, Suite 400
Tulsa, Oklahoma 74135
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,  _____  shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of.

(Please Print or Type Name, Address and Social Security Number or Taxpayer Identification Number)
and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 12 of the Warrant Agreement.
Dated:
Name of Warrantholder:

(Please Print)

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Attachment 1
Bonds Cost of Issuance
Estimated Costs
These costs have been estimated by Suntrust and these are the only items that will be included in the fees paid by DF. The addition of new items to this list shall require mutual consent of the Parties.

State Bond Commission	$104,500
Louisiana Public Facilities Authority	$50,000
Issuer Counsel	$12,500
Borrower’s Counsel, Phelps Dunbar	$100,000
Bond Counsel, Foley & Judell	$115,000
Underwriter’s Discount	$275,000
Underwriter Expenses	$10,000
Underwriter’s / Bank Counsel	$100,000
Trustee Fees	$7,000
Trustee Counsel	$7,000
Moody’s Rating Service	$25,000

Estimated Total Cost of Issuance	$806,000